Exhibit 99.1

CoStar Group Third Quarter 2019 Revenue Grows 15% and Net Income
Increases 34% Year-over-Year; Company Closes STR Acquisition

WASHINGTON - October 22, 2019 - CoStar Group, Inc. (NASDAQ: CSGP), the leading provider of commercial real estate information, analytics and online marketplaces, announced today that revenue for the quarter ended September 30, 2019, was $353 million, an increase of 15% over revenue of $306 million for the third quarter of 2018. Net income for the third quarter of 2019 was $79 million, an increase of 34% over net income of $59 million for the third quarter of 2018.

EBITDA for the third quarter of 2019 was $113 million, an increase of 24% versus EBITDA of $91 million for the third quarter of 2018. Adjusted EBITDA (which excludes stock-based compensation, acquisition and integration related costs and other items as described below) for the third quarter of 2019 was $129 million, an increase of 18% compared to adjusted EBITDA of $110 million for the third quarter of 2018.

Earlier today, CoStar completed the previously announced acquisition of STR, Inc. and STR Global, Ltd. for an aggregate consideration of approximately $450 million in cash, subject to certain adjustments per the definitive agreements.

“We achieved very strong third quarter 2019 financial results.” said Andrew C. Florance, Founder and Chief Executive Officer of CoStar Group. “We continue to deliver excellent results as we generated Company-wide net new bookings of $50 million in the third quarter, an increase of 27% year-over-year. Through the first three quarters of this year, our quarterly net new bookings average was $52 million, a 32% increase over the average quarterly bookings for the comparable period in 2018. We are also very pleased with the continued growth of Apartments.com, which generated 20% year-over year revenue growth in the third quarter of 2019 and is now at an annual revenue run rate of over $500 million.”

Florance continued, “We are very excited about closing our acquisition of STR so quickly. We believe that combining STR’s superior hospitality service offerings with CoStar will benefit all industry participants as we work together to create valuable new and improved tools.”

Year 2018-2019 Quarterly Results - Unaudited
(in millions, except per share data)
	2018				2019
	Q1	Q2	Q3	Q4	Q1	Q2	Q3

Revenues	$274	$297	$306	$316	$328	$344	$353
Net income	52	44	59	84	85	63	79
Net income per share - diluted	1.44	1.20	1.61	2.29	2.33	1.73	2.15
Weighted average outstanding shares - diluted	36.4	36.5	36.5	36.5	36.6	36.6	36.7

EBITDA	70	64	91	125	113	94	113
Adjusted EBITDA	84	85	110	139	125	110	129
Non-GAAP net income	60	60	79	102	92	82	96
Non-GAAP net income per share - diluted	1.65	1.66	2.16	2.81	2.53	2.23	2.61

“CoStar Group profitability continues to be exceptional with year-over-year growth in net income of 34% in the third quarter of 2019,” said Florance. “I am very pleased that we have grown net income while investing for the future growth of the business.”

Non-GAAP net income for the third quarter of 2019 (which excludes amortization of acquired intangible assets, stock-based compensation and other items as described below) was $96 million or $2.61 per diluted share, an increase of $17 million or 22% versus the third quarter of 2018.

2019 Outlook
The Company expects that STR will contribute between $3 million to $4 million in revenue in the fourth quarter of 2019. Due to the impact of integration costs and purchase accounting adjustments for deferred revenue, we expect STR adjusted EBITDA of negative $5 million to $6 million in the fourth quarter of 2019. These estimated results for STR are included in our revised outlook.

The Company is increasing revenue guidance to a range of $1.385 billion to $1.391 billion for the full year of 2019, an increase of $2 million at the midpoint of the range compared to the prior outlook. We expect revenue for the fourth quarter of 2019 in the range of $360 million to $366 million, representing revenue growth of 15% over the fourth quarter of 2018 at the midpoint of the range.

The Company expects adjusted EBITDA in a range of $494 million to $500 million for the full year of 2019, a decrease of $5 million at the midpoint of the range. For the fourth quarter of 2019, the Company expects adjusted EBITDA in a range of $129 million to $135 million.

We expect full-year 2019 non-GAAP net income per diluted share in a range of $9.90 to $10.02 based on 36.6 million shares, a decrease of $0.11 at the midpoint versus the previously provided outlook. For the fourth quarter of 2019, we expect non-GAAP net income per diluted share in a range of $2.52 to $2.64 based on 36.7 million shares. These ranges include a non-GAAP tax rate of 25%.

The preceding forward-looking statements reflect CoStar Group’s expectations as of October 22, 2019, including forward-looking non-GAAP financial measures on a consolidated basis. Given the risk factors, uncertainties and assumptions discussed above, actual results may differ materially. Other than in publicly available statements, the Company does not intend to update its forward-looking statements until its next quarterly results announcement.

Reconciliation of EBITDA, adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share and other disclosed non-GAAP financial measures to their GAAP basis results are shown in detail below, along with definitions for those terms. A reconciliation of forward-looking non-GAAP guidance to the most directly comparable GAAP measure, net income, can be found within the tables included in this release.

Non-GAAP Financial Measures
For information regarding the purpose for which management uses the non-GAAP financial measures disclosed in this release and why management believes they provide useful information to investors regarding the Company’s financial condition and results of operations, please refer to the Company’s latest periodic report.

EBITDA is a non-GAAP financial measure that represents GAAP net income attributable to CoStar Group before interest and other income (expense), loss on debt extinguishment, income taxes, depreciation and amortization.

Adjusted EBITDA is a non-GAAP financial measure that represents EBITDA before stock-based compensation expense, acquisition- and integration-related costs, restructuring costs and settlements and impairments incurred outside the Company’s normal course of business.

Non-GAAP net income is a non-GAAP financial measure determined by adjusting GAAP net income attributable to CoStar Group for stock-based compensation expense, acquisition- and integration-related costs, restructuring costs, settlement and impairment costs incurred outside the Company's normal course of business and loss on debt extinguishment, as well as amortization of acquired intangible assets and other related costs, and then subtracting an assumed provision for income taxes. In 2019, the Company is assuming a 25% tax rate in order to approximate our statutory corporate tax rate excluding the impact of discrete items.

Non-GAAP net income per diluted share is a non-GAAP financial measure that represents non-GAAP net income divided by the number of diluted shares outstanding for the period used in the calculation of GAAP net income per diluted share. For periods with GAAP net losses and non-GAAP net income, the weighted average outstanding shares used to calculate non-GAAP net income per share includes potentially dilutive securities that were excluded from the calculation of GAAP net income per share as the effect was anti-dilutive.

Earnings Conference Call
Management will conduct a conference call at 5:00 PM EDT on Tuesday, October 22, 2019 to discuss earnings results for the third quarter and the Company’s outlook. The audio portion of the conference call will be broadcast live over the Internet at investors.costargroup.com. To join the conference call by telephone, please dial (800) 230-1059 (from the United States and Canada) or (612) 234-9959 (from all other countries) and refer to conference code 472986. An audio recording of the conference call will be available for replay approximately one hour after the call's completion and will remain available for a period of time following the call. To access the recorded conference call, please dial (800) 475-6701 (from the U.S. and Canada) or (320) 365-3844 (from all other countries) using access code 472986. The webcast replay will also be available in the Investors section of CoStar Group's website for a period of time following the call.

CoStar Group, Inc.
Condensed Consolidated Statements of Operations - Unaudited
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

Revenues	$352,808	$305,525	$1,024,993	$876,261
Cost of revenues	71,172	72,072	214,243	201,685
Gross profit	281,636	233,453	810,750	674,576

Operating expenses:
Selling and marketing (excluding customer base amortization)	101,582	89,251	308,751	290,706
Software development	32,639	26,173	89,022	75,357
General and administrative	45,530	39,012	127,943	117,658
Customer base amortization	7,616	8,329	22,473	22,948
	187,367	162,765	548,189	506,669

Income from operations	94,269	70,688	262,561	167,907
Interest and other income	5,358	3,035	16,216	8,674
Interest and other expense	(704)	(717)	(2,133)	(2,135)
Income before income taxes	98,923	73,006	276,644	174,446
Income tax expense	20,304	14,247	49,608	19,621
Net income	$78,619	$58,759	$227,036	$154,825

Net income per share - basic	$2.16	$1.63	$6.26	$4.30
Net income per share - diluted	$2.15	$1.61	$6.20	$4.25

Weighted average outstanding shares - basic	36,333	36,129	36,293	36,032
Weighted average outstanding shares - diluted	36,652	36,518	36,615	36,439

CoStar Group, Inc.
Reconciliation of Non-GAAP Financial Measures - Unaudited
(in thousands, except per share data)

Reconciliation of Net Income to Non-GAAP Net Income
	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net income	$78,619	$58,759	$227,036	$154,825
Income tax expense	20,304	14,247	49,608	19,621
Income before income taxes	98,923	73,006	276,644	174,446
Amortization of acquired intangible assets	12,543	13,639	37,946	38,190
Stock-based compensation expense	13,139	8,953	38,984	30,593
Acquisition and integration related costs	2,287	7,171	3,028	20,199
Restructuring and related costs	806	2,314	3,054	2,314
Non-GAAP income before income taxes	127,698	105,083	359,656	265,742
Assumed rate for income tax expense *	25%	25%	25%	25%
Assumed provision for income tax expense	(31,925)	(26,271)	(89,914)	(66,436)
Non-GAAP net income	$95,773	$78,812	$269,742	$199,306

Net income per share - diluted	$2.15	$1.61	$6.20	$4.25
Non-GAAP net income per share - diluted	$2.61	$2.16	$7.37	$5.47

Weighted average outstanding shares - basic	36,333	36,129	36,293	36,032
Weighted average outstanding shares - diluted	36,652	36,518	36,615	36,439

* A 25% tax rate is assumed for 2019 and 2018, which approximates our statutory corporate tax rate.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA
	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net income	$78,619	$58,759	$227,036	$154,825
Amortization of acquired intangible assets in cost of revenues	4,957	5,310	15,503	15,242
Amortization of acquired intangible assets in operating expenses	7,586	8,329	22,443	22,948
Depreciation and other amortization	6,279	6,794	19,289	19,810
Interest and other income	(5,358)	(3,035)	(16,216)	(8,674)
Interest and other expense	704	717	2,133	2,135
Income tax expense	20,304	14,247	49,608	19,621
EBITDA	$113,091	$91,121	$319,796	$225,907
Stock-based compensation expense	13,139	8,953	38,984	30,593
Acquisition and integration related costs	2,287	7,171	3,028	20,199
Restructuring and related costs	806	2,314	3,054	2,314
Adjusted EBITDA	$129,323	$109,559	$364,862	$279,013

CoStar Group, Inc.
Condensed Consolidated Balance Sheets - Unaudited
(in thousands)

	September 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$1,389,619	$1,100,416
Accounts receivable, less allowance of $4,858 and $5,709 as of September 30, 2019 and December 31, 2018, respectively	91,325	89,192
Prepaid expenses and other current assets	23,778	23,690
Total current assets	1,504,722	1,213,298

Long-term investments	10,070	10,070
Deferred income taxes, net	4,426	7,469
Property and equipment, net	107,989	83,303
Lease right-of-use assets	105,516	—
Goodwill	1,616,538	1,611,535
Intangible assets, net	259,444	288,911
Deferred commission costs, net	85,623	76,031
Deposits and other assets	6,155	7,432
Income tax receivable	14,908	14,908
Total assets	$3,715,391	$3,312,957

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$8,082	$6,327
Accrued wages and commissions	51,557	45,588
Accrued expenses	41,816	29,821
Deferred gain on the sale of building	—	2,523
Income taxes payable	9,116	14,288
Deferred rent	—	4,153
Lease liabilities	27,137	—
Deferred revenue	60,328	51,459
Total current liabilities	198,036	154,159

Deferred gain on the sale of building	—	13,669
Deferred rent	—	31,944
Deferred income taxes, net	83,120	69,857
Income taxes payable	17,172	17,386
Lease and other long-term liabilities	117,897	4,000
Total liabilities	$416,225	$291,015

Total stockholders’ equity	3,299,166	3,021,942
Total liabilities and stockholders’ equity	$3,715,391	$3,312,957

CoStar Group, Inc.
Condensed Consolidated Statements of Cash Flows - Unaudited
(in thousands)

	Nine Months Ended September 30,
	2019	2018
Operating activities:
Net income	$227,036	$154,825
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	57,235	58,000
Amortization of deferred commissions costs	39,189	36,242
Amortization of debt issuance costs	657	657
Stock-based compensation expense	38,984	30,593
Deferred income taxes, net	13,288	7,644
Bad debt expense	7,458	4,519
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(8,797)	(19,038)
Prepaid expenses and other current assets	(754)	(2,952)
Deferred commissions	(48,791)	(41,421)
Lease right-of-use and other assets	16,326	(1,396)
Accounts payable and other liabilities	(4,339)	(13,443)
Deferred revenue	12,525	6,454
Net cash provided by operating activities	350,017	220,684

Investing activities:
Purchases of property and equipment and other assets	(44,162)	(21,801)
Cash paid for acquisitions, net of cash acquired	(13,721)	(340,074)
Net cash used in investing activities	(57,883)	(361,875)

Financing activities:
Repurchase of restricted stock to satisfy tax withholding obligations	(25,040)	(23,666)
Proceeds from exercise of stock options and employee stock purchase plan	22,970	25,768
Other financing activities	(123)	—
Net cash (used in) provided by financing activities	(2,193)	2,102

Effect of foreign currency exchange rates on cash and cash equivalents	(738)	(588)
Net increase (decrease) in cash and cash equivalents	289,203	(139,677)
Cash and cash equivalents at the beginning of period	1,100,416	1,211,463
Cash and cash equivalents at the end of period	$1,389,619	$1,071,786

CoStar Group, Inc.
Disaggregated Revenues - Unaudited
(in thousands)

	Three Months Ended September 30,
	2019			2018
	North America	International	Total	North America	International	Total
Information and analytics
CoStar Suite	$149,187	$6,826	$156,013	$132,700	$6,384	$139,084
Information services	17,382	2,089	19,471	15,310	2,225	17,535
Online marketplaces
Multifamily	125,707	—	125,707	104,778	—	104,778
Commercial property and land	51,508	109	51,617	44,128	—	44,128
Total revenues	$343,784	$9,024	$352,808	$296,916	$8,609	$305,525

	Nine Months Ended September 30,
	2019			2018
	North America	International	Total	North America	International	Total
Information and analytics
CoStar Suite	$436,070	$20,469	$456,539	$383,876	$19,381	$403,257
Information services	52,632	6,466	59,098	41,544	6,881	48,425
Online marketplaces
Multifamily	360,463	—	360,463	297,254	—	297,254
Commercial property and land	148,418	475	148,893	127,325	—	127,325
Total revenues	$997,583	$27,410	$1,024,993	$849,999	$26,262	$876,261

CoStar Group, Inc.
Results of Segments - Unaudited
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
EBITDA
North America	$115,973	$94,088	$326,648	$229,905
International	(2,882)	(2,967)	(6,852)	(3,998)
Total EBITDA	$113,091	$91,121	$319,796	$225,907

CoStar Group, Inc.
Reconciliation of Non-GAAP Financial Measures with 2018-2019 Quarterly Results - Unaudited
(in millions, except per share data)

Reconciliation of Net Income to Non-GAAP Net Income

	2018				2019
	Q1	Q2	Q3	Q4	Q1	Q2	Q3

Net income	$52.2	$43.8	$58.8	$83.5	$85.2	$63.2	$78.6
Income tax expense	3.5	1.9	14.2	26.1	12.5	16.8	20.3
Income before income taxes	55.7	45.7	73.0	109.6	97.7	80.0	98.9
Amortization of acquired intangible assets	10.4	14.1	13.6	13.3	13.2	12.2	12.5
Stock-based compensation expense	10.4	11.2	9.0	12.1	12.0	13.8	13.1
Acquisition and integration related costs	3.5	9.5	7.2	1.5	0.2	0.5	2.3
Restructuring and related costs	—	—	2.3	—	0.1	2.2	0.8
Non-GAAP income before income taxes	80.1	80.6	105.1	136.5	123.2	108.7	127.6
Assumed rate for income tax expense *	25%	25%	25%	25%	25%	25%	25%
Assumed provision for income tax expense	(20.0)	(20.1)	(26.3)	(34.1)	(30.8)	(27.2)	(31.9)
Non-GAAP net income	$60.1	$60.4	$78.8	$102.3	$92.4	$81.5	$95.7

Non-GAAP net income per share - diluted	$1.65	$1.66	$2.16	$2.81	$2.53	$2.23	$2.61

Weighted average outstanding shares - basic	35.9	36.1	36.1	36.1	36.2	36.3	36.3
Weighted average outstanding shares - diluted	36.4	36.5	36.5	36.5	36.6	36.6	36.7

* A 25% tax rate is assumed for 2019 and 2018, which approximates our statutory corporate tax rate.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	2018				2019
	Q1	Q2	Q3	Q4	Q1	Q2	Q3

Net income	$52.2	$43.8	$58.8	$83.5	$85.2	$63.2	$78.6
Amortization of acquired intangible assets	10.4	14.1	13.6	13.3	13.2	12.2	12.5
Depreciation and other amortization	6.6	6.4	6.8	6.5	6.5	6.5	6.3
Interest and other income	(3.0)	(2.6)	(3.0)	(4.6)	(4.9)	(5.9)	(5.4)
Interest and other expense	0.7	0.7	0.7	0.7	0.7	0.7	0.7
Income tax expense	3.5	1.9	14.2	26.1	12.5	16.8	20.3
EBITDA	$70.4	$64.3	$91.1	$125.5	$113.2	$93.5	$113.0
Stock-based compensation expense	10.4	11.2	9.0	12.1	12.0	13.8	13.1
Acquisition and integration related costs	3.5	9.5	7.2	1.5	0.2	0.5	2.3
Restructuring and related costs	—	—	2.3	—	0.1	2.2	0.8
Adjusted EBITDA	$84.4	$85.1	$109.6	$139.0	$125.5	$110.0	$129.2

CoStar Group, Inc.
Reconciliation of Forward-Looking Guidance - Unaudited
(in thousands, except per share data)

Reconciliation of Forward-Looking Guidance, Net Income to Non-GAAP Net Income
	Guidance Range		Guidance Range
	For the Three Months		For the Twelve Months
	Ended December 31, 2019		Ended December 31, 2019
	Low	High	Low	High

Net income	$65,000	$71,000	$292,000	$298,000
Income tax expense	22,000	24,000	72,000	74,000
Income before income taxes	87,000	95,000	364,000	372,000
Amortization of acquired intangible assets	16,000	16,000	54,000	54,000
Stock-based compensation expense	15,000	14,000	54,000	53,000
Acquisition and integration related costs	5,000	4,000	8,000	7,000
Restructuring and related costs	—	—	3,000	3,000
Non-GAAP income before income taxes	123,000	129,000	483,000	489,000
Assumed rate for income tax expense *	25%	25%	25%	25%
Assumed provision for income tax expense	(30,600)	(32,100)	(120,800)	(122,300)
Non-GAAP net income	$92,400	$96,900	$362,200	$366,700

Net income per share - diluted	$1.77	$1.93	$7.98	$8.14
Non-GAAP net income per share - diluted	$2.52	$2.64	$9.90	$10.02

Weighted average outstanding shares - diluted	36,700	36,700	36,600	36,600

* A 25% tax rate is assumed, which approximates our statutory corporate tax rate.

Reconciliation of Forward-Looking Guidance, Net Income to Adjusted EBITDA

	Guidance Range		Guidance Range
	For the Three Months		For the Twelve Months
	Ended December 31, 2019		Ended December 31, 2019
	Low	High	Low	High
Net income	$65,000	$71,000	$292,000	$298,000
Amortization of acquired intangible assets	16,000	16,000	54,000	54,000
Depreciation and other amortization	8,000	8,000	27,000	27,000
Interest and other expense, net	(2,000)	(2,000)	(16,000)	(16,000)
Income tax expense	22,000	24,000	72,000	74,000
Stock-based compensation expense	15,000	14,000	54,000	53,000
Acquisition and integration related costs	5,000	4,000	8,000	7,000
Restructuring and related costs	—	—	3,000	3,000
Adjusted EBITDA	$129,000	$135,000	$494,000	$500,000

All Contacts
Scott Wheeler
Chief Financial Officer
(202) 336-6920
swheeler@costar.com

Richard Simonelli
Investor Relations
(202) 346-6394
rsimonelli@costar.com

About CoStar Group, Inc.

CoStar Group, Inc. (NASDAQ: CSGP) is the leading provider of commercial real estate information, analytics and online marketplaces. Founded in 1987, CoStar conducts expansive, ongoing research to produce and maintain the largest and most comprehensive database of commercial real estate information. Our suite of online services enables clients to analyze, interpret and gain unmatched insight on commercial property values, market conditions and current availabilities. LoopNet is the most heavily trafficked commercial real estate marketplace online with over 6 million monthly unique visitors. Realla is the UK’s most comprehensive commercial property digital marketplace. Apartments.com, ApartmentFinder.com, ForRent.com, ApartmentHomeLiving.com, Westside Rentals, AFTER55.com, CorporateHousing.com, ForRentUniversity.com and Apartamentos.com form the premier online apartment resource for renters seeking great apartment homes and provide property managers and owners a proven platform for marketing their properties. CoStar Group’s websites attracted an average of over 51 million unique monthly visitors in aggregate in the third quarter of 2019. Headquartered in Washington, DC, CoStar maintains offices throughout the U.S. and in Europe and Canada with a staff of over 3,900 worldwide, including the industry’s largest professional research organization. For more information, visit www.costargroup.com.

This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about CoStar Group's financial expectations, the Company's plans, objectives, expectations and intentions and other statements including words such as “hope,” "anticipate," "may," "believe," "expect," "intend," "will," "should," "plan," "estimate," "predict," "continue" and "potential" or the negative of these terms or other comparable terminology. Such statements are based upon the current beliefs and expectations of management of CoStar Group and are subject to significant risks and uncertainties. Actual results may differ materially from the results anticipated in the forward-looking statements. The following factors, among others, could cause or contribute to such differences: the risk that the trends stated or implied by this release cannot or will not be sustained at the current pace, including trends related to revenue, net income, non-GAAP net income, EBITDA, adjusted EBITDA, and sales bookings; the risk that the Company is unable to sustain current revenue, earnings and bookings growth rates or increase them; the risk that CoStar and STR cannot be combined successfully or that the acquisition does not produce the expected results, including creation of valuable new and improved tools; the risk that the Company’s estimated results for STR, including fourth quarter revenue and adjusted EBITDA, will not be as expected and stated in this release; the risk that revenues for the fourth quarter and full year 2019 will not be as stated in this press release; the risk that net income for the fourth quarter and full year 2019 will not be as stated in this press release; the risk that adjusted EBITDA for the fourth quarter and full year 2019 will not be as stated in this press release; the risk that non-GAAP net income and non-GAAP net income per diluted share for the fourth quarter and full year 2019 will not be as stated in this press release; and the risk that the tax rate estimates stated in this press release are incorrect or may change. Additional factors that could cause results to differ materially from those anticipated in the forward-looking statements can be found in CoStar’s Annual Report on Form 10-K for the year ended December 31, 2018, and CoStar’s Quarterly Report on Form 10-Q for the period ended June 30, 2019, each of which is filed with the SEC, including in the “Risk Factors” section of those filings, and the Company’s other filings with the SEC available at the SEC’s website (www.sec.gov). CoStar assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.